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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) November 26, 1996



                       SUNQUEST INFORMATION SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


PENNSYLVANIA                         0-28212            86-0378223
(State or Other Jurisdiction         (Commission        (I.R.S. Employer
of Incorporation or Organization)    File Number)       Identification Number)




                          4801 East Broadway Boulevard
                             Tucson, Arizona  85711
               (Address of principal executive office) (Zip Code)


                                 (520) 570-2000
              (Registrant's telephone number, including area code)
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Item 2.  Acquisition or Disposition of Assets.

          On November 26, 1996, the Registrant purchased all of the outstanding stock of Antrim Corporation ("Antrim") from Antrim's parent corporation, The Compucare Company. The purchase price was $5 million in cash, which was paid from the Registrant's working capital. Antrim is a leading provider of laboratory information systems for commercial and reference laboratories.

Item 7.  Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

          It is impracticable to provide the required financial statements at the time this Report is filed. The Registrant will file with the Commission the financial statements required by this item by February 7, 1997.

(b)  Pro forma financial information.

          The Registrant will file with the Commission the pro forma financial information required by this item by February 7, 1997.

(c)  Exhibits.

       The following exhibit is filed herewith as a part of this Report:

       2A - Stock Purchase Agreement with The Compucare Company, dated as of
            November 26, 1996.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 SUNQUEST INFORMATION SYSTEMS, INC.
                                 (Registrant)

Date:  December 11, 1996      By:  /s/  Nina M. Dmetruk
                                   Nina M. Dmetruk
                                   Executive Vice President and Chief
                                   Financial Officer
                                   (Principal Financial and Accounting
                                   Officer)